UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

195 Clarksville Road
Princeton Junction, New Jersey	08550
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 716-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 par value	MG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement

On March 9, 2020, Mistras Group, Inc. (the “Company,” “we” or “us”) entered into the Second Amendment (the “Amendment”), dated March 9, 2020, to the Fifth Amended and Restated Credit Agreement (the “Credit Agreement”), dated December 13, 2018, with Bank of America, N.A., as agent for the lenders and a lender, and the other lenders under the Credit Agreement.

The Credit Agreement originally contained financial covenants requiring that we maintain a Funded Debt Leverage Ratio not exceeding 4.25- to-1 through December 31, 2018, reducing to a maximum permitted ratio of 3.50-to-1 as of March 31, 2020 and all quarterly periods thereafter, and a Fixed Charge Coverage Ratio of at least 1.25-to-1. The Amendment provides that the maximum Funded Debt Leverage Ratio is now 4.0 to 1 for the quarters ended December 31, 2019 through June 30, 2020; 3.75 to 1 for the quarter ending September 30, 2020; and 3.5 to 1 for the quarter ending December 31, 2020 and each quarterly period thereafter, and increased the maximum LIBOR margin from 2.0% to 2.25% if the Funded Debt Leverage Ratio exceeds 3.75 to 1.

The Amendment also provides that for acquisitions completed prior to April 1, 2021, (a) the aggregate consideration for all acquisitions made on or after March 9, 2020 and prior to April 1, 2021 shall not exceed $5,000,000, and (b) prior to the first of any such acquisition, the Company shall have demonstrated a Funded Debt Leverage Ratio of not greater than 3.0 to 1.0 for two consecutive fiscal quarters immediately prior to such acquisition. In addition, the Credit Agreement provides that beginning in 2020, the Company can elect to increase the maximum Funded Debt Leverage Ratio to 4.0 to 1 for four fiscal quarters immediately following the fiscal quarter in which the Company acquires another business, with the maximum permitted ratio reducing back to 3.5 to 1 in the fifth fiscal quarter following such acquisition. The Company can make this election twice during the term of the Credit Agreement. The Amendment requires that prior to the first time the Company makes such an election to increase the Funded Debt Leverage Ratio in connection with an acquisition, the Company must obtain the consent of lenders (in their sole discretion) holding at least 66-2/3% of the credit exposure under the Credit Agreement.

The foregoing is a summary of the Amendment and not a complete description of its terms and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Report and is incorporated herein by reference.

Item 9.01.  Financial Statement and Exhibits

(d)  Exhibits

10.1 Second Amendment, dated March 9, 2020, to Fifth Amended and Restated Credit Agreement, dated December 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.

Date: March 12, 2020	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary

Exhibit No.	Description
10.1	Second Amendment, dated March 9, 2020, to Fifth Amended and Restated Credit Agreement, dated December 13, 2018

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